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                                                                    EXHIBIT 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-4 of Source Media, Inc. of our report dated October 1, 1997 relating to the financial statements of Voice News Network, Inc., which appears in such Prospectus.


/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP

Chicago, Illinois
December 9, 1997